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                                                                    EXHIBIT 99.1

                            DELL COMPUTER CORPORATION

                       1998 BROAD-BASED STOCK OPTION PLAN


                             I. PURPOSE OF THE PLAN

         The DELL COMPUTER CORPORATION 1998 BROAD-BASED STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of DELL COMPUTER CORPORATION, a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. The only options which may be granted under the Plan shall be options which do not constitute incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                               II. ADMINISTRATION

         The Plan shall be administered by the Office of the Chief Executive Officer of the Company (the "OOC"). The OOC shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the OOC may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the OOC in its discretion shall deem relevant. The OOC is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the OOC in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.


                             III. OPTION AGREEMENTS

         (a) Each Option shall be evidenced by a written agreement executed on behalf of the Company ("Option Agreement") which shall contain such terms and conditions as may be approved by the OOC. The terms and conditions of the respective Option Agreements need not be identical. Any question as to the interpretation of any provision of an Option Agreement, including the determination of the existence or nonexistence of a specified condition or circumstance, shall be determined by the OOC, and its determination shall be final.

         (b) The OOC may at any time and from time to time, in its sole discretion, accelerate the time at which an Option then outstanding may be exercised. Any such action by the OOC may vary among individual Optionees and may vary among Options held by any individual Optionee.

         (c) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the average of the high and low sales prices of the Stock (i) reported


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by the Nasdaq National Market on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the OOC in such manner as it deems appropriate.

         (d) Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian, legal representative or transferee under a qualified domestic relations order.

         (e) As used in Option Agreements, the following terms shall have the respective meanings set forth below:

                  (i) "Disability" shall mean, with respect to a person, a physical or mental impairment of sufficient severity that, in the opinion of the Company, the person is unable to continue performing the duties the person performed before such impairment and that impairment or condition is cited by the Company as the reason for termination of the person's employment with the Company and its Subsidiaries (as defined below).

                  (ii) "Normal Retirement" shall mean, with respect to a person, the termination of such person's employment with the Company and its Subsidiaries by reason of retirement at any time on or after the date on which the person reaches age 65 if the person is employed in the United States of America or such other age as provided for by the OOC as the normal retirement age in the country where the person is employed.


                           IV. ELIGIBILITY OF OPTIONEE

         Options may be granted hereunder to any individual who (a) is an employee of the Company or any Subsidiary of the Company at the time the Option is granted and (b) holds a position with the Company or such Subsidiary that is within or below the grade of "D2" (as specified in the Company's current employee job and pay classification system) or equivalent. For purposes of the Plan, the term "Subsidiary" of the Company shall mean any corporation, limited partnership or other entity of which a majority of the voting power of the voting equity securities or a majority of the equity interests is owned, directly or indirectly, by the Company.

                          V. SHARES SUBJECT TO THE PLAN

         The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 7,000,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or (where permitted by applicable law) previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until

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termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available by the number of shares as to which the Option is exercised.

                                VI. OPTION PRICE

         The purchase price of Stock issued under each Option shall be determined by the OOC, but such purchase price shall not be less than 100% of the fair market value of Stock subject to the Option on the date the Option is granted.

                                VII. TERM OF PLAN

         The Plan shall be effective upon the date of its adoption by the Board of Directors of the Company (the "Board"). Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

                    VIII. RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and/or securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company


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shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than
(a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause (iv), the Board, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

         (d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Board as of the date determined by the Board to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.


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         (e) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required shareholder action.

         (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                    IX. AMENDMENT OR TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time. In addition, the OOC (without the necessity of specific Board action) shall have the power and authority to make or approve revisions or modifications to the terms and provisions of the Plan on behalf of the Board and from time to time, so long as such revisions or modifications are (in the judgment of the OOC) necessary, appropriate or desirable to effectuate the purposes of the Plan and do not effect a material change in the structure or purposes of the Plan. Notwithstanding the above, however, no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee.

                               X. SECURITIES LAWS

         (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 (the "Securities Act") and such other state, federal or foreign laws, rules or regulations as the Company or the Board deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

         (b) The Company intends to register for issuance under the Securities Act the shares of common stock issuable upon exercise of Options and to keep such registration effective throughout the period any Options are exercisable. In the absence of such effective registration or an available exemption from registration under the Securities Act, issuance of shares of common stock issuable upon exercise of Options may be delayed until registration of such shares is effective or an exemption from registration under the Securities Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Securities Act is available upon an exercise of Options, the Option holder (or the person otherwise permitted to exercise such Options), if requested by the Company to do so, shall execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         (c) At the time of any exercise of an Option, the Company may, as a condition precedent to the exercise of such Option, require from the holder of the Option such written representations, if any, concerning the holder's intentions with regard to the retention or disposition of the shares of stock being acquired pursuant to such exercise and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder will not involve a violation of the Securities Act or any other applicable securities law or regulation.


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         (d) The certificates representing the shares of common stock issued pursuant to an exercise of Options may bear such legend or legends as the OOC deems appropriate in order to assure compliance with applicable securities laws and regulations. The Company may refuse to register the transfer of the shares of common stock issued pursuant to an exercise of Options on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel to the Company, constitute a violation of any applicable securities law or regulation, and the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of common stock issued pursuant to an exercise of Options.

                             XI. NON-U.S. EMPLOYEES

        The OOC shall determine, in its discretion, whether it is desirable or feasible under local law, custom and practice to grant Options under the Plan to eligible employees described in Paragraph IV in countries other than the United States. In order to facilitate the grant of Options under this Paragraph, the OOC may provide for such modifications and additional terms and conditions ("special terms") in Option awards to employees who are employed outside the United States (or who are foreign nationals temporarily within the United States) as the OOC may consider necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Option is subject to (a) applicable governmental or regulatory approval or other compliance with local legal requirements or (b) the execution by the employee of a written instrument in the form specified by the OOC, and that in the event such requirements or conditions are not satisfied, the grant shall be void. The special terms may (but need not) also provide that an Option shall become exercisable if an employee's employment with the Company and its Subsidiaries ends as a result of workforce reduction, realignment or similar measure. The OOC may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Board.

                                XII. GOVERNING LAW

         The Plan, and all Option Agreements issued under the Plan, shall be governed by, and construed in accordance with, the laws of the State of Delaware.


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